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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): March 26, 1998

                         VALUEVISION INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

                                   MINNESOTA
                 (State or other jurisdiction of incorporation)

        0-20243                                      41-1673770
(Commission File Number)                  (IRS Employer Identification No.)

                  6740 SHADY OAK ROAD, EDEN PRAIRIE, NM 55344
              (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (612) 947-5200

                                 NOT APPLICABLE
         (Former name or former address, if changed since last report)

                                  Page 1 of ____

                        Exhibit Index Appears on Page ____

ITEM 5.  OTHER EVENTS.

     (a) Earnings Release

     The Registrant's Press Release dated March 26, 1998, which is filed as
Exhibit 99.1 to this Form 8-K, is incorporated herein by reference.

     (b) Quantum Direct Corporation Chief Executive Officer

     On March 30, 1998, ValueVision International, Inc. ("ValueVision") and National Media Corporation ("National Media") announced the selection of veteran marketing, direct response and retail executive, Gene McCaffery, 50, as Chief Executive Officer of Quantum Direct Corporation ("Quantum Direct"), the international electronic commerce company to be formed by the proposed merger (the "Merger") of ValueVision and National Media. Mr. McCaffery brings to Quantum Direct 25 years in retail and marketing experience, as well as substantial executive experience. He currently serves as Chief Executive Officer and managing partner of Marketing Advocates, a celebrity-driven product and service development company based in Los Angeles, CA. Mr. McCaffery was formerly Senior Executive Vice President of Montgomery Ward & Co.,
Incorporated, a $7 billion retail chain ("Montgomery Ward"), in charge of its merchandising, strategic planning, advertising and marketing operations before leaving in 1996 to start Marketing Advocates. While at Montgomery Ward, Mr. McCaffery also oversaw The Signature Group, one of the nation's largest direct marketing companies, and also served as vice-Chairman of the Board of ValueVision from August 1995 to March 1996. Mr. McCaffery served as an infantry officer in Vietnam War and was appointed as Civilian Aide to the Secretary of the Army by President George Bush in 1991, a position that he still holds.

     Mr. McCaffery and Quantum Direct have entered into a three year employment agreement providing for a base salary of $500,000 during the first year, $525,000 during the second year, and $550,000 during the third year. The agreement also provides for bonus salary of up to 100% of the base salary, which may be earned only upon Quantum Direct meeting certain operating income, revenue and stock performance criteria. In addition, pursuant to the agreement, Mr. McCaffery is being issued stock options to acquire 800,000 shares of Quantum Direct's Common Stock, $.01 par value, with an exercise price equal to $3.375 per share, the last trading price of ValueVision's common stock on March 27, 1998. The exercise price of such options will be adjusted to the last trading price of Quantum Direct's common stock on the first day it trades, to the extent such price is lower than $3.375. Of such options, 200,000 vest monthly on a pro rata basis over the term of the employment agreement, and 600,000, vest on the earlier of the fifth anniversary of Mr. McCaffery's start date (provided he is still an employee of Quantum Direct) or in equal 20% (120,00 share) blocks based on the average closing price of Quantum's common stock for 20 consecutive trading days being at $5.00, $6.00, $7.00, $8.00 and $9.00, respectively. Such options are being issued as a stand-alone plan of Quantum Direct, outside of Quantum Direct's 1998 Equity Participation Plan.
The employment agreement generally provides for a one year non-compete. In addition, in the event of a change of control (as defined) of Quantum Direct, Mr. McCaffery's employment can be terminated by Quantum Direct or Mr. McCaffery in certain circumstances. In the event of such a termination, Mr. McCaffery would be entitled to receive the base salary and bonus salary remaining to be paid through the end the term of the employment agreement, together with accrued benefits. In the event the Merger is not consummated, ValueVision and Mr. McCaffery have agreed to enter into an employment agreement on substantially the same terms pursuant to which Mr. McCaffery would become the Chief Executive Officer of ValueVision. The foregoing description of certain terms of the employment agreement by and among Quantum Direct, ValueVision and Mr. McCaffery does not purport to be complete and is subject to and qualified in its entirety by reference to a copy of the employment agreement attached to this Form 8-K as Exhibit 10.1

ITEM 7.  FINANCIAL STATEMENT, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)  Exhibits
10.1 Employment Agreement dated March 30, 1998 by and among Quantum Direct Corporation, ValueVision International, Inc. and Gene McCaffery.
99.1  Press Release dated March 26, 1998.
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                                                                    Page 2 of 3

                                   SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VALUEVISION INTERNATIONAL, INC.
(Registrant)

Date: March 31, 1997                       By: /s/ David T. Quinby
                                               ---------------------------------
                                           Name:  David T. Quinby
                                           Title: Vice President, General
                                                  Counsel and Secretary


                                 EXHIBIT INDEX

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EXHIBIT NO.          DESCRIPTION                                           PAGE
  10.1 Employment Agreement dated March 30, 1998 by and among Quantum Direct Corporation, ValueVision International,
                     Inc. and Gene McCaffery. . . . .

  99.1               Press Release . . . . . . . . . . . . . . . . . . . .
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